UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report – March 2, 2006

(Date of earliest event reported)

PREMIER ENTERTAINMENT BILOXI LLC

and

PREMIER FINANCE BILOXI CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-114339	20-0495680 / 20-0495563
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

777 Beach Blvd, Biloxi, MS 39530

(Address of principal executive offices, including zip code)

(228) 374-7625

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On March 2, 2006, Premier Entertainment Biloxi LLC (the “Company”), entered into an Agreement with Roy Anderson Corp. (the “Agreement”).  The Agreement is attached as Exhibit 99.1 to this Form 8-K and is herby incorporated into this filing in its entirety.

Pursuant to the terms of the Agreement, the Company has engaged Roy Anderson Corp., who was the general contractor during the construction of the Hard Rock Hotel & Casino Biloxi, and who previously performed certain remediation and debris removal services for the Company, to provide additional services at the Hard Rock Hotel & Casino Biloxi required as a result of the damage caused by Hurricane Katrina.  These services include the installation of infill panels and/or temporary walls on the lower levels of the property, the installation of temporary and/or permanent doors at all exit stairs, and various mechanical repairs to restore the supply of conditioned air to the lower levels.   These services also include certain demolition as needed to allow for the wall construction.   These services are intended to maintain the integrity of the property and to protect the building from further deterioration.

The Company has agreed to pay Roy Anderson Corp. the cost of the work performed plus a contractor’s fee in an amount that shall not exceed the guaranteed maximum price of $1,353,496.00.  The work will be completed no later than May 31, 2006.  A member of GAR LLC, the beneficial owner of 100 Class A common membership interests in the Company, is the President and Chief Executive Officer of Roy Anderson Corp.  The Company believes that the terms of the agreement with the contractor are similar to those that could otherwise be received from a third party.

Section 8 – Other Events

Item 8.01 Other Events.

The Company would like to provide the following update.

On February 3, 2006, the Company requested from U.S. Bank National Association, as the trustee and disbursement agent under the $160,000,000 10 ¾% First Mortgage Notes due 2012, the disbursement of insurance proceeds for the payment of certain costs and expenses related to the protecting and maintaining the Hard Rock Hotel & Casino Biloxi (the “Project”) and the pursuit of the collection of insurance claims arising from the damages caused by Hurricane Katrina.  On February 22, 2006, the trustee and disbursement agent agreed to make certain protective advances to the Company to (a) protect and preserve the Project and (b) to fund certain future expense anticipated to be incurred by the Company in connection with its pursuit of insurance recoveries related to Hurricane Katrina, subject to certain terms, conditions and limitations.

Specifically, the trustee and disbursement agent agreed to (1) make advances to pay for the costs and expenses actually incurred to secure and condition the Project to mitigate further loss, (2) advance to the Company $178,876 to pay the anticipated monthly costs related to maintaining the Project for the month of March and (3) advance to the Company $203,489 to pay the anticipated monthly costs for the month of March related to the Company’s collection and prosecution of Katrina insurance claims.  The Company has agreed that all advances shall be used solely for the costs and expenses as outlined above and acknowledges and agrees to diligently complete the work necessary to preserve and protect the Project, and seek to collect, prosecute and enforce all Katrina insurance claims related to the damages caused by Hurricane Katrina.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

99.1         Agreement with Roy Anderson Corp. dated March 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PREMIER ENTERTAINMENT BILOXI LLC
PREMIER FINANCE BILOXI CORP.

Date: March 3, 2006	/s/ Todd J. Raziano
Todd J. Raziano
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Agreement with Roy Anderson Corp. dated March 2, 2006